    As filed with the Securities and Exchange Commission on August 22, 2001.
                             Subject to amendment.

                                               Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                           RAMSAY YOUTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                             63-0857352
 (State or other jurisdiction                               (I.R.S. Employer
 of incorporation or organization)                         Identification No.)

                               ------------------

                                 Columbus Center
                          One Alhambra Plaza, Suite 750
                           Coral Gables, Florida 33134
               (Address of principal executive offices; zip code)

                               ------------------


 RAMSAY YOUTH SERVICES, INC.                     RAMSAY YOUTH SERVICES, INC.
 2001 STOCK OPTION PLAN                         1997 LONG TERM INCENTIVE PLAN

  RAMSAY YOUTH SERVICES, INC.                    RAMSAY YOUTH SERVICES, INC.
1996 LONG TERM INCENTIVE PLAN                   1995 LONG TERM INCENTIVE PLAN

                           RAMSAY YOUTH SERVICES, INC.
                   1996 SUPPLEMENTAL LONG TERM INCENTIVE PLAN
                           (Full titles of the plans)

                               ------------------

                        Luis E. Lamela, President and CEO
                           Ramsay Youth Services, Inc.
                 Columbus Center, One Alhambra Plaza, Suite 750
                           Coral Gables, Florida 33134
                                 (305) 569-6993
                      (Name, address and telephone number,
                   including area code, of agent for service)

                               ------------------

                                    Copy to:
                              John J. Butler, Esq.
                                      Torys
                                 237 Park Avenue
                            New York, New York 10017

                               ------------------

                Approximate date of proposed sale to the public:
                        As soon as practicable after the
                    Registration Statement becomes effective

                               ------------------

                         CALCULATION OF REGISTRATION FEE

========================================== ===================== ===================== ===================== =================
                                                                   Proposed maximum      Proposed maximum
Title of each class of                         Amount to be         offering price      aggregate offering      Amount of
securities to be registered                     registered           per share(1)            price(1)        registration fee
------------------------------------------ --------------------- --------------------- --------------------- -----------------
Common Stock ($.005 par value)........          2,104,798                $3.51              $7,387,841            $1,847
========================================== ===================== ===================== ===================== =================


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low prices for the registrant's shares of Common Stock on August 17, 2001 as reported on the National Association of Securities Dealers Automated Quotation System.

(2) 1,500,000 shares under the 2001 Stock Option Plan, 166,666 shares under the 1997 Long Term Incentive Plan, 166,666 shares under the 1996 Long Term Incentive Plan, 104,800 shares under the 1996 Supplemental Long Term Incentive Plan and 166,666 shares under the 1995 Long Term Incentive Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The Company hereby states that the documents listed in (a) through (c) below are incorporated by reference in this Registration Statement and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                  (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

                  (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

                  (d) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A (No. 34-13849), filed on September 5, 1985.

Item 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Our Certificate of Incorporation, as amended, includes provisions to eliminate the personal liability of the Company's directors to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"). Under current law, such exculpation generally extends to breaches of fiduciary duty, except for (i) breaches of such person's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct, (ii) those instances where an improper personal benefit was received and (iv) the declaration of dividends in violation of applicable law.

                  The Company's By-Laws provide that the Company shall indemnify any person who is or is threatened to be made a party to any action or proceeding by reason of his or her being or having been a director or officer of the Company to the fullest extent permitted by DGCL.

                  It is the position of the Commission that insofar as indemnification for liabilities arising under the Securities Act may be permitted for any director or officer of the Company pursuant to the foregoing provisions as a means of indemnifying any of them against such liabilities, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                  Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of Ramsay Youth Services, Inc. or is or was serving at our request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Ramsay Youth Services, Inc., and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

Item 8.  EXHIBITS.

                  The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.

Item 9.  UNDERTAKINGS.

                  The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the Securities and Exchange Commission promulgated under the Securities Act of 1933:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

                  The Registrant and each person whose signature appears below hereby appoints each of Luis E. Lamela and Marcio C. Cabrera as attorneys-in-fact with full power of substitution, severally, to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments to this Registration Statement as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables and State of Florida on the 22nd of August, 2001.

                                      RAMSAY YOUTH SERVICES, INC.



                                      By: /s/ Marcio C. Cabrera
                                         ---------------------------------------
                                               Marcio C. Cabrera
                                               Executive Vice President and
                                               Chief Financial Officer



                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                   TITLE                                       DATE
---------                                   -----                                       ----
/s/ Paul J. Ramsay                          Chairman of the Board and                   August 20, 2001
------------------------------------        Director
Paul J. Ramsay


/s/ Luis E. Lamela                          President, Chief Executive Officer          August 21, 2001
------------------------------------        and Director
Luis E. Lamela


/s/ Marcio C. Cabrera                       Executive Vice President                    August 22, 2001
------------------------------------        and Chief Financial Officer
Marcio C. Cabrera



SIGNATURE                                   TITLE                                       DATE
---------                                   -----                                       ----

                                            Director                                    August __, 2001
------------------------------------
Aaron J. Beam, Jr.



                                            Director                                    August __, 2001
------------------------------------
Peter J. Evans


/s/ Thomas M. Haythe                        Director                                    August 20, 2001
------------------------------------
Thomas M. Haythe


                                            Director                                    August __, 2001
------------------------------------
Steven J. Shulman


/s/ Michael S. Siddle                       Director                                    August 20, 2001
------------------------------------
Michael S. Siddle



                               CONSENT OF COUNSEL


                  The consent of Torys is contained in their opinion filed as
Exhibit 5 to this Registration Statement.

                                INDEX TO EXHIBITS



         NUMBER                                 DESCRIPTION OF EXHIBIT                                 PAGE
         ------                                 ----------------------                                 ----
          4(i)       -    Ramsay Youth Services Inc. 1995 Long Term Incentive Plan (f/k/a
                          Ramsay Health Care Inc. 1995 Long Term Incentive Plan)

          4(ii)      -    Ramsay Youth Services Inc. 1996 Long Term Incentive Plan (f/k/a
                          Ramsay Health Care Inc. 1996 Long Term Incentive Plan)

         4(iii)      -    Ramsay Youth Services Inc. 1996 Supplemental Long Term Incentive
                          Plan  (f/k/a Ramsay Managed Care Inc. 1996 Long Term Incentive
                          Plan)

          4(iv)      -    Ramsay Youth Services Inc. 1997 Long Term Incentive Plan  (f/k/a
                          Ramsay Health Care Inc. 1997 Long Term Incentive Plan)

          4(v)       -    Ramsay Health Care Inc. 2001 Stock Option Plan

            5        -    Opinion of Torys

          23(i)      -    Consent of Deloitte & Touche LLP, Independent Auditors (See
                          "Independent Auditors Consent" in the Registration Statement)

         23(ii)      -    Consent of Ernst & Young LLP, Independent Auditors (See "Consent
                          of Independent Certified Public Accountants" in the Registration
                          Statement)

         23(iii)     -    Consent of Torys (contained in Exhibit 5)

           24        -    Power of Attorney (see "Power of Attorney" in the Registration
                          Statement)

